As filed with the Securities and Exchange Commission on July 6, 2004
                                             Registration No. 333-

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                             --------------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                             ---------------------------
                                  BORGWARNER INC.
               (Exact name of registrant as specified in the charter)
             Delaware                                        13-3404508
   (State of Incorporation)    (IRS Employer Identification No.)
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                      (Address of principal executive offices)

     BORGWARNER DIVERSIFIED TRANSMISSION PRODUCTS INC., MUNCIE PLANT LOCAL 287
                            RETIREMENT INVESTMENT PLAN
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                                  BorgWarner Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)


CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Titles of        Amount         Proposed maximum Proposed maxi-
securities       to be          offering price   mum aggregate  Amount of
to be registered registered     per share (1)    offering price registration fee
--------------------------------------------------------------------------------
Common Stock      150,000 shares $43.24          $6,486,000     $525.37
($.01 par value)(2)
--------------------------------------------------------------------------------
(1) Computed pursuant to Rule 457(c) and Rule 467(h) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on June 30, 2004 on the consolidated reporting system.

(2) Pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
                                  EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 150,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Muncie Plant 287 Retirement Investment Plan.

                 INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN
                        REGISTRATION STATEMENTS ON FORM S-8

The contents of Registration Statements on Form S-8 relating to the Muncie Plant Local 287 Retirement Investment Plan (File Nos. 33-92860, 333-67133, 333-35724 and 333-85295) are incorporated herein by reference.


Item 8.   EXHIBITS.

     The exhibits listed below are filed herewith and made a part hereof.

     Exhibit Number Description

     (5.1)     Opinion of Laurene H. Horiszny, Vice President, General Counsel
       and Secretary of the Company.

     (23.1)    Consent of Independent Registered Public Accounting Firm.

     (23.2)    Consent of Laurene H. Horiszny (included as part of exhibit (5)).

     (24.1)    Power of Attorney.


SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on July 6, 2004.

                                   BORGWARNER INC.


                                   By: /s/TIMOTHY M. MANGANELLO
                                   --------------------------------------------
                                   TIMOTHY M. MANGANELLO
                                   Chairman and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on July 6, 2004.

SIGNATURE                TITLE

/s/TIMOTHY M. MANGANELLO Chairman and Chief Executive Officer
-----------------------
TIMOTHY M. MANGANELLO

/s/ ROBIN J. ADAMS       Executive Vice President, Chief Financial Officer &
--------------------     Chief Administration Officer
ROBIN J. ADAMS           (Principal Financial Officer)

/s/ WILLIAM C. CLINE     Vice President and Controller
------------------------ (Principal Accounting Officer)
WILLIAM C. CLINE

*                        Director
-------------------------
JOHN RAU

*                        Director
------------------------
ALEXIS P. MICHAS

*                        Director
------------------------
PAUL E. GLASKE

*                        Director
------------------------
WILLIAM E. BUTLER

*
------------------------ Director
ERNEST J. NOVAK, JR.

*                        Director
------------------------
ANDREW F. BRIMMER

*                        Director
------------------------
JERE A. DRUMMOND

*                        Director
------------------------
PHYLLIS O. BONANNO

/s/ TIMOTHY M. MANGANELLO As attorney-in-fact for directors marked by an ------------------------ asterisk.
TIMOTHY M. MANGANELLO

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, The Retirement Investment Plan Committee as Administrator of the Retirement Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on July 6, 2004.

BORGWARNER DIVERSIFIED TRANSMISSION PRODUCTS INC.,
MUNCIE PLANT LOCAL 287 RETIREMENT INVESTMENT PLAN

By:

/s/ WILLIAM C. CLINE
----------------------
WILLIAM C. CLINE
Member of the Retirement Investment Plan Committee as Administrator

/s/TIMOTHY M. MANGANELLO
----------------------
TIMOTHY M. MANGANELLO
Member of the Retirement Investment Plan Committee as Administrator

/s/REGIS J. TRENDA
----------------------
REGIS J. TRENDA
Member of the Retirement Investment Plan Committee as Administrator

/s/ ROBIN J. ADAMS
----------------------
ROBIN J. ADAMS
Member of the Retirement Investment Plan Committee as Administrator


                                   EXHIBIT INDEX

(5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and
      Secretary of the Company.

(23.1)Consent of Independent Registered Public Accounting Firm.

(23.2)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

(24.1)Power of Attorney.